Calculation of Filing Fee Tables
S-3
CHESAPEAKE UTILITIES CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.4867	457(a)	2,500,000	$ 125.01	$ 312,525,000.00	0.0001531	$ 47,847.58
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	2	Equity	Common Stock, par value $0.4867	415(a)(6)	22,078		$ 2,452,976.19			S-3	333-274203	08/25/2023	$ 270.32
			Total Offering Amounts:				$ 314,977,976.19		$ 47,847.58
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 47,847.58
Offering Note
[1]	(1) The Registrant is hereby registering for resale from time to time by selling stockholders of up to an aggregate of 2,522,078 shares of the Registrant's common stock. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions. (2) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act, based on the average high and low prices per share of the common stock as reported on the New York Stock Exchange on August 20, 2025.

[2]	(1) The Registrant is hereby registering for resale from time to time by selling stockholders of up to an aggregate of 2,522,078 shares of the Registrant's common stock. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional number of shares of common stock that may be issued as a result of stock splits, stock dividends or similar transactions. (3) Pursuant to Rule 415(a)(6) under the Securities Act, 22,078 shares registered hereunder are unsold securities previously registered on Registration Statement No. 333-274203 filed on August 25, 2023 (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act, the $270.32 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. As a result, the offer of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. (4) The registration fee is calculated in accordance with Rule 457(a) under the Securities Act, based on the average high and low prices per share of the common stock as reported on the New York Stock Exchange on August 22, 2023.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A